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                        SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20459


                                     FORM 8K

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                        Date of Report: February 25, 1998
                        (Date of earliest event reported)

                            Nytest Environmental Inc.
              Exact name of registrant as specified in its charter

          Delaware                                     0-15241                            11-2725582
State of other jurisdiction of                       Commission                         I.R.S Employer
incorporation or organization                           File No.                        Identification No.

              60 Seaview Boulevard, Port Washington, New York 11050
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (516) 625-5500


                                       N/A
              (Former name or address if changed since last report)










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ITEM 1.  ACQUISITIONS

On July 17, 1995, the Company organized NEI of Pennsylvania, Inc., a Delaware corporation (NEIPA), as a wholly owned subsidiary to acquire and operate a testing laboratory in Norristown, Pennsylvania. Effective August 5, 1995, NEIPA acquired from BCM Engineers, Inc., a wholly owned subsidiary of Smith Technology Corp., certain assets comprising of an environmental testing laboratory in Norristown, Pennsylvania. The Company has ceased operations in Norristown, Pennsylvania on September 1, 1996. See Item 3.

Effective December 31, 1995, the Company organized NEI/GTEL Environmental Laboratories, Inc., a Delaware corporation (NEI/GTEL), as a wholly owned subsidiary of the Company, to acquire the business and substantially all of the assets of GTEL Environmental Laboratories, Inc. ("GTEL"), a subsidiary of Groundwater Technologies, Inc. In exchange for the assets acquired plus closing costs, NEI/GTEL paid $ 3,200,000 in a combination of cash, assumption of liabilities and the issuance of a secured convertible note in the amount of $ 1,095,000. NEI/GTEL, as part of the transaction, hired all of the active employees of GTEL. NEI/GTEL also entered into a long term lease for the use of the GTEL Wichita, Kansas facility and assignment and assumption agreements for the leases of GTEL facilities in Tampa, Florida and Milford, New Hampshire.

Although the Company formed a wholly owned subsidiary, NEI/GTEL Environmental Laboratories, Inc. to purchase these laboratories; the Company guaranteed the loans from The CIT Group with respect to NEI/GTEL. The Company was often required to infuse funds into the subsidiary for operations. See Item 4.

The Company's subsequent financial difficulties resulted from the purchases of these additional laboratories. These acquisitions proved unprofitable and difficult to manage with the Company's management structure. The decrease in environmental regulation enforcement by the government, and an over built capacity in the analytical testing industry, also compounded the Company's financial difficulties

ITEM 2.  LOANS PAYABLE

On April 23, 1996, the Company executed a loan and security agreement with a finance company, for a three-year term with $ 7,000,000 maximum borrowing that includes a $2,606,000 term loan sub limit for equipment financing. Additional advances under agreement are limited to no more than 80% of eligible accounts receivable, as defined.

The initial advance for equipment financing was $ 1,840,120. The agreement provides for an additional $ 766,000 for equipment purchases during the term of the agreement. All advances for equipment are being amortized in sixty consecutive monthly installments until the expiration of the agreement when all unpaid amounts will become payable.



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The Company also has short term loan agreements with both Fluor Daniel GTI and the Company's former lender for a total of $ 700,000. As of March 31, 1997, the balance outstanding for the short term loans was $ 583,333. In April 1997, the Company amended its agreement with its former lender such that it will pay the balance due by the Company in eight monthly payments of $ 29,167 beginning July 1, 1997.

ITEM 3. THE CLOSING OF NEI OF PENNSYLVANIA, INC. (NEIPA)

On August 6, 1996, the Company's Board of Directors approved the closing of the Norristown, Pennsylvania laboratory. The laboratory ceased operations on September 1, 1996. This decision was predicated on the continued losses sustained due to the substantial slowdown in revenue and testing requirements of the facilities principal customer.

As a result of this decision, the June 30, 1996 financial statements reflected an accrual for estimated laboratory closing costs totaling $ 800,000. These costs were primarily comprised of rent and related occupancy costs to the end of the lease obligation through February 2000. The September 30, 1996 financial statements included a reduction of $ 50,000 in the accrual for estimated laboratory closing costs. On April 11, 1997, the Company and Smith agreed to terminate the leases and release the Company's wholly owned subsidiary, NEIPA, from its obligations. As a result, the Company recouped $ 609,000 of this accrual which was reflected in the December 31, 1996 financial statements.

ITEM 4. OTHER EVENTS

THE CLOSING OF NEI/GTEL ENVIRONMENTAL LABORATORIES, INC

On September 22, 1997, the Company's Board of Directors approved the closing of the NEI/GTEL Environmental Laboratories. The laboratory in Milford NH ceased operations on September 26, 1997. The laboratories in Wichita, KS and Tampa, FL ceased operations on December 8, 1997. This decision was predicated on the continued losses sustained at these laboratories due to the substantial slowdown in revenue and testing requirements.

On December 12, 1997, our lender The CIT Group notified the Company that it was in default of its Financing Agreements.

On December 22, 1997, Nytest Environmental Inc. gave peaceful possession of all the assets its wholly owned subsidiary the NEI/GTEL Environmental Laboratories Inc to its lender The CIT Group.

THE CLOSING OF NYTEST ENVIRONMENTAL INC.

On January 8, 1998, the Company's Board of Directors decided that it was in the best interest of the company, its employees, creditors and other interested parties to file for relief under Chapter 11 the United States Bankruptcy Code.



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On January 9, 1998, the company filed for protection under chapter 11 of the
United States Bankruptcy Code. The filing was made in U.S. Bankruptcy Court in the Eastern District of New York, Case # 198-10337-353.

On January 27, 1998 the Company's Board of Directors approved ceasing all operations of Nytest Environmental Inc.

On February 12, 1998, at the Company's request, the United States Bankruptcy Court, Eastern District of New York dismissed the Chapter 11 filing.

On February 24, 1998, the Company's Board of Directors approved to execute a Surrender of Collateral letter to its lender The CIT Group.

On February 24, 1998, the Company gave peaceful possession of all its assets to its lender The CIT/Group.

ITEM 5. DIRECTORS

The following Directors of the Company tendered their resignations, effective:

Mr. Anthony Towell . . . September 19, 1997
Mr. Martin Flieisher . . . November 26, 1997
Mr. Thomas Lent . . . December 3, 1997
Mr. James W. Shearard Jr. . . . January 23, 1998
Mr. John Gaspari . . . February 27, 1998

ITEM 6.  OFFICERS

The following Officers of the Company tendered their resignations, effective:

Mr. John Gaspari, President and Chief Executive Officer . . . February 27, 1998 Mr. James W. Sheardard Jr., Secretary . . . January 23, 1998
Mr. Elliot Laitman, Treasurer and Chief Financial Officer . . . January 14, 1998

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Nytest Environmental Inc.

                              By:   /s/ John Gaspari
                                    -------------------------------------
                                    John Gaspari
                                    President and Chief Executive Officer



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